Exhibit 99.1
For More Information Contact:
Investors:
Damon Wright
(714) 382-5013
damon.wright@ingrammicro.com
INGRAM MICRO REPORTS SECOND QUARTER EARNINGS

Record Second Quarter Revenue Driven by
Strength in North America, Europe and Latin America

SANTA ANA, Calif., July 24, 2014 - Ingram Micro Inc. (NYSE: IM) today announced financial results for the second quarter ended June 28, 2014.

	Second Quarter Ended
	June 28, 2014	June 29, 2013

Net Sales	$10,909	$10,308

Non-GAAP operating income	$146	$136
Non-GAAP operating margin	1.34%	1.32%

Operating income	$98	$114
Operating margin	0.90%	1.10%

Non-GAAP earnings per diluted share	$0.54	$0.55	*
Earnings per diluted share	$0.32	$0.45	*

Diluted shares outstanding (millions)	159.2	154.9
*2013 second quarter earnings per diluted share included discrete tax benefits of approximately 3 cents per diluted share. A reconciliation of GAAP financial measures to non-GAAP financial measures is presented in the Supplementary information section in this press release.

Alain Monié, Ingram Micro CEO, commented, “Worldwide revenue increased by $600 million, or 6 percent, to a second quarter record. Revenue growth was driven by new mobility wins, robust networking sales and solid systems revenue in North America, which benefited from the PC refresh cycle; strengthening retail and consumer markets in Europe; and better demand in much of Latin America. Non-GAAP operating margin expanded year-over-year for the fifth quarter in a row and we delivered non-GAAP EPS of 54 cents, which was also up after excluding one-time discrete tax items that benefited the 2013 second quarter.
“The global demand environment continued to improve and we remained disciplined in our approach to sales, while selectively making share gains,” Monié said, “We are executing well across each of our business lines and I am pleased with our second quarter results, which not only continue to show growth and increased profitability, but are also well aligned with the longer-term goals we set forth at our investor day on June 25th.”

Beginning in the second quarter of 2014, the company is reporting four segments - North America, Europe, Asia-Pacific and Latin America. As the company has continued to integrate its acquired mobility business, it is combining formerly discrete operations including warehouses, systems and back office functions, making it increasingly difficult to separate the businesses.

2014 Second Quarter Business Drivers:

•	North America and Europe revenues benefited from robust mobility distribution sales, strong sales of networking products and an uptick in demand for systems products, including PCs.

•	Latin America revenue growth was driven by strong sales of advanced solutions in Brazil and strength in tablets in Mexico.

•
Strong revenue growth in North America, Europe and Latin America was partially offset by declines in Asia Pacific driven primarily by lower handset sales in Indonesia and continued sales weakness in China related to lower sales of tablets and softer demand for some of the products and vendors the company carries.

•
Gross margin and non-GAAP operating margin grew respectively by 3 and 2 basis points year-over-year, benefiting from a better overall mix of higher value business, which more than offset lower margin volume growth in consumer and retail markets in Europe and new mobility distribution wins in North America.

Worldwide sales increased by $600 million to a second quarter record of $10.9 billion, up 6 percent in U.S. dollars, when compared with $10.3 billion in the second quarter last year. The translation of foreign currencies had no meaningful impact on consolidated revenues.
Worldwide gross profit was $634 million (5.81 percent of total sales), compared with $596 million (5.78 percent of total sales) in the 2013 second quarter.
Non-GAAP operating income for the 2014 second quarter was $146 million (1.34 percent of total sales). This compares with non-GAAP operating income for the 2013 second quarter of $136 million (1.32 percent of total sales).
2014 second quarter non-GAAP net income was $86 million, or 54 cents per diluted share, compared with non-GAAP net income of $86 million, or 55 cents per diluted share, in the 2013 second quarter. 2013 second quarter net income and non-GAAP net income benefited from discrete tax benefits of $5.8 million, which benefited earnings per diluted share by 3 cents.
On a GAAP basis, operating income was $98 million (0.90 percent of total sales), compared with 2013 second quarter operating income of $114 million (1.10 percent of total sales). 2014 second quarter net income was $51 million, or 32 cents per diluted share. This compares with 2013 second quarter net income of $70 million, or 45 cents per diluted share. 2014 second quarter operating income was affected by $34 million of pre-tax charges for reorganization, integration and transition costs. This compares to 2013 second quarter reorganization, integration and transition costs of $11 million pre-tax.

Interest and other expenses for the 2014 second quarter was $21 million, compared to interest and other expenses of $20 million in the year-earlier period.

The effective tax rate for the 2014 second quarter was 34.2 percent. The 2014 second quarter effective tax rate was negatively affected by approximately 4 percentage points related to a portion of restructuring charges recorded in jurisdictions where there was no tax benefit realized.

Key 2014 second quarter business highlights:

•
As part of its strategic initiatives to build out faster growing, higher margin service-focused businesses, Ingram Micro launched a new company brand identity, signaling the company's leadership in technology, supply chain, Cloud and mobility. With recent investments in growth, this new brand reflects the company’s creation of a platform of new capabilities and services whereby Ingram Micro helps businesses fully realize the promise of technology.

•
Ingram Micro was selected as the partner of choice for three of Verizon Wireless’ largest retailer partners, further cementing the company’s role as the go-to provider of global mobility services and solutions. The company grew second quarter mobility revenue in the low double-digits year-over-year aided by these wins, as well as its win in April 2014 to serve as the preferred Verizon Wireless handset distributor and services provider for the 360 Group.

•
Ingram Micro expanded its mobility services offerings acquiring Global Mobility Products, Inc. (GMP), a Canadian-based leading provider of mobile reverse logistics, repair and asset recovery services. GMP is expected to provide the business with a superior, end-to-end forward and reverse logistics value proposition, enhancing the company's ability to provide a full suite of wireless device lifecycle services in Canada.

•
While launching a new Cloud Marketplace, the company also announced the general availability of three new, Ingram Micro-branded and Ingram Micro-hosted cloud solutions: Ingram Micro Hosted Exchange, Ingram Micro Virtual Private Servers (VPS) and Ingram Micro Web Hosting. The company currently offers more than 200 cloud-based solutions from over 70 vendor partners.

•
Building on its worldwide technical services and training expertise, Ingram Micro announced it was selected as an authorized IBM Global Training Provider, one of five companies authorized to provide the complete portfolio of software and systems courses from IBM Training. In addition, Ingram Micro was named a Premier VMware Authorized Training Center (“VATC”). The win differentiates Ingram Micro as one of four Premier VATCs within North America and the only provider offering "After Dark" VMware technical training courses and the Public Sector Smart Enablement Program.

•	The company’s CloudBlue IT asset disposal operation was awarded additional product categories from a major e-tailer, which has the potential to significantly increase CloudBlue’s North America volume.

CloudBlue is also opening a new state-of-the-art repair facility in Indianapolis that will produce certified pre-owned retail-ready electronics for sale via ecommerce and the Ingram Micro channel.

•
Since Ingram Micro acquired Shipwire in December of last year, the business has continued to grow in all regions where it offers services and is rapidly expanding its capabilities internationally. The company is currently integrating Shipwire capabilities into its Australian and Canadian facilities to better enable emerging companies to easily leverage global, world class logistics.

•
Ingram Micro was named OEM Distributor of the Year for North America by Microsoft Corp., North American Distributor of the Year by EMC Corporation, 2013 U.S. Distributor of the Year by Emerson Network Power, a business of Emerson, and 2013 Distributor of the Year by security vendor Trend Micro. The company was also named “Best Microsoft Distributor” for the “Highest Distribution Revenue Growth” for its Middle East and Africa business.

•	Ingram Micro was ranked 69th in the 2014 Fortune 100 list of largest U.S. companies.

Outlook
The company currently expects 2014 third quarter worldwide revenue to increase year-over-year in the high single digits. Gross margin is expected to improve solidly over the 2014 second quarter, and be relatively flat with the prior year third quarter. 2014 third quarter non-GAAP operating expense as a percentage of revenue is expected to continue to benefit sequentially over the 2014 second quarter from incremental cost savings related to implementation of the company’s global organizational effectiveness program, and year-over-year from revenue leverage.

Non-GAAP Disclosures
In addition to GAAP results, Ingram Micro is reporting non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP earnings per diluted share. These non-GAAP measures exclude the amortization of intangible assets, and charges associated with reorganization, integration and transition costs and other expense reduction programs, including those associated with the company’s previously announced organizational effectiveness programs. These non-GAAP financial measures also exclude a benefit related to the receipt of an LCD flat panel class action settlement in certain historical periods. Non-GAAP net income and non-GAAP earnings per diluted share also exclude the impact of foreign exchange gains or losses related to the translation effect on Euro-based inventory purchases in Ingram Micro’s pan-European entity.

The non-GAAP measures noted above are primary indicators that Ingram Micro’s management uses internally to conduct and measure its business and evaluate the performance of its consolidated operations and operating segments. Ingram Micro’s management believes these non-GAAP financial measures are useful because they provide meaningful comparisons to prior periods and an alternate view of the impact of acquired businesses. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting Ingram Micro’s business. A material limitation associated with these non-GAAP measures as compared to the GAAP measures is that they may not be comparable to other companies with similar items that present related measures differently. The non-GAAP measures should be considered as a supplement to, and not as a substitute for or superior to, the corresponding measures calculated in accordance with GAAP and may not be comparable to similarly titled measures used by other companies.

Reconciliation of GAAP to non-GAAP financial measures for the periods presented are attached to the press release.

Conference Call and Webcast
Additional information about Ingram Micro's financial results will be presented in a conference call with presentation slides today at 5 p.m. ET. To listen to the conference call webcast and view the accompanying presentation slides, visit the company’s website at www.ingrammicro.com (Investor Relations section). The conference call is also accessible by telephone at (888) 461-2024 (toll-free within the United States and Canada) or (719) 457-2083 (other countries), passcode “5233861.”

The replay of the conference call with presentation slides will be available for one week at www.ingrammicro.com (Investor Relations section) or by calling (888) 203-1112 or (719) 457-0820 outside the United States and Canada, passcode “5233861.”

About Ingram Micro Inc.
Ingram Micro helps businesses realize the promise of technology. We deliver a full spectrum of global technology and supply chain services to businesses around the world. Deep expertise in technology solutions, supply chain services, cloud and mobility enables our business partners to operate efficiently and successfully in the markets they serve. Unrivaled agility, deep market insights and the trust and dependability that comes from decades of proven relationships, set Ingram Micro apart and ahead. Discover how Ingram Micro can help you realize the promise of technology.

Cautionary Statement for the Purpose of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995
The matters in this press release that are forward-looking statements, including statements relating to the expected benefits of acquisitions and the financial performance of the combined company, are based on current management expectations. Certain risks may cause such expectations to not be achieved and, in turn, may have a material adverse effect on Ingram Micro's business, financial condition and results of operations. Ingram Micro disclaims any duty to update any forward-looking statements. Important risk factors that could cause actual results to differ materially from those discussed in the forward-looking statements include, without limitation: (1) we have made and expect to continue to make investments in new businesses and initiatives, including acquisitions, which could disrupt our business and have an adverse effect on our operating results; (2) we are dependent on a variety of information systems, which, if not properly functioning, or unavailable, or if we experience system security breaches, data protection breaches or other cyber-attacks, could adversely disrupt our business and harm our reputation and earnings; (3) changes in macro-economic conditions may negatively impact a number of risk factors which, individually or in the aggregate, could adversely affect our results of operations, financial condition and cash flows; (4) we continually experience intense competition across all markets for our products and services; (5) we operate a global business that exposes us to risks associated with conducting business in multiple jurisdictions; (6) our failure to adequately adapt to IT industry changes could negatively impact our future operating results; (7) terminations of a supply or services agreement or a significant change in supplier terms or conditions of sale could negatively affect our operating margins, revenue or the level of capital required to fund our operations; (8) substantial defaults by our customers or the loss of significant customers could have a negative impact on our business, results of operations, financial condition or liquidity; (9) changes in, or interpretations of, tax rules and regulations, changes in the mix of our business amongst different tax jurisdictions, and deterioration of the performance of our business may adversely affect our effective income tax rates or operating margins and we may be required to pay additional taxes and/or tax assessments, as well as record valuation allowances relating to our deferred tax assets; (10) changes in our credit rating or other market factors such as adverse capital and credit market conditions or reductions in cash flow from operations may affect our ability to meet liquidity needs, reduce access to capital, and/or increase our costs of borrowing; (11) failure to retain and recruit key personnel would harm our ability to meet key objectives; (12) we cannot predict with certainty what losses we may incur as a result of litigation matters and contingencies that we may be involved with from time to time; (13) we may incur material litigation, regulatory or operational costs or expenses, and may be frustrated in our marketing efforts, as a result of environmental regulations or private intellectual property enforcement disputes; (14) we face a variety of risks in our reliance on third-party service companies, including shipping companies for the delivery of our products and outsourcing arrangements; (15) changes in accounting rules could adversely affect our future operating results; and (16) our quarterly results have fluctuated significantly. We also face a variety of risks associated with our acquisitions and any other acquisitions we may make, including: management’s ability to execute its plans, strategies and objectives for future operations, including the execution of integration plans and our organizational effectiveness programs, and to realize the expected benefits of our acquisitions or our organizational effectiveness programs; growth of the mobility industry, the government contracts business, and in new and untapped markets in geographies outside the U.S.; and other uncertainties or unknown, underestimated and/or undisclosed commitments or liabilities; and our ability to achieve the expected benefits and manage the costs of the integrations of our acquisitions.
Ingram Micro has instituted in the past and continues to institute changes to its strategies, operations and processes to address these risk factors and seek to mitigate their impact on Ingram Micro's results of operations and financial condition. However, no assurances can be given that Ingram Micro will be successful in these efforts. For a further discussion of significant factors to consider in connection with forward-looking statements concerning Ingram Micro, reference is made to Item 1A Risk Factors of Ingram Micro's Annual Report on Form 10-K for the fiscal year ended Dec. 28, 2013; other risks or uncertainties may be detailed from time to time in Ingram Micro's future SEC filings.

# # #
© 2014 Ingram Micro Inc. All rights reserved. Ingram Micro and the registered Ingram Micro logo are trademarks used under license by Ingram Micro Inc.

Ingram Micro Inc.
Consolidated Balance Sheet
(Amounts in 000s)
(Unaudited)

	June 28, 2014	December 28, 2013
ASSETS
Current assets:
Cash and cash equivalents	$470,691	$674,390
Trade accounts receivable, net	4,881,336	5,454,832
Inventory	4,205,002	3,724,447
Other current assets	572,905	521,902
Total current assets	10,129,934	10,375,571
Property and equipment, net	488,012	488,699
Goodwill	532,037	527,526
Intangible assets, net	354,567	375,423
Other assets	46,157	23,976
Total assets	$11,550,707	$11,791,195

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,704,082	$6,175,604
Accrued expenses	530,818	710,040
Short-term debt and current maturities of long-term debt	106,622	48,772
Total current liabilities	6,341,522	6,934,416
Long-term debt, less current maturities	1,053,602	797,454
Other liabilities	106,153	109,700
Total liabilities	7,501,277	7,841,570
Stockholders’ equity	4,049,430	3,949,625
Total liabilities and stockholders’ equity	$11,550,707	$11,791,195

Ingram Micro Inc.
Consolidated Statement of Income
(Amounts in 000s, except per share data)
(Unaudited)

	Thirteen Weeks Ended
	June 28, 2014	June 29, 2013

Net sales	$10,909,379	$10,308,015
Cost of sales	10,275,634	9,712,261
Gross profit	633,745	595,754
Operating expenses:
Selling, general and administrative	497,592	465,325
Amortization of intangible assets	14,421	11,997
Reorganization costs	23,513	4,636
	535,526	481,958

Income from operations	98,219	113,796
Other expense (income):
Interest income	(1,312)	(2,026)
Interest expense	18,425	14,303
Net foreign currency exchange loss	582	3,682
Other	3,561	4,211
	21,256	20,170
Income before income taxes	76,963	93,626
Provision for income taxes	26,350	23,940
Net income	$50,613	$69,686
Diluted earnings per share	$0.32	$0.45
Diluted weighted average shares outstanding	159,186	154,864

Ingram Micro Inc.
Consolidated Statement of Income
(Amounts in 000s, except per share data)
(Unaudited)

	Twenty-six Weeks Ended
	June 28, 2014	June 29, 2013

Net sales	$21,293,368	$20,570,459
Cost of sales	20,049,043	19,389,400
Gross profit	1,244,325	1,181,059
Operating expenses:
Selling, general and administrative	987,236	939,403
Amortization of intangible assets	28,573	23,762
Reorganization costs	61,937	13,302
	1,077,746	976,467

Income from operations	166,579	204,592

Other expense (income):
Interest income	(2,737)	(3,855)
Interest expense	37,747	29,941
Net foreign currency exchange loss	2,170	1,748
Other	8,544	7,080
	45,724	34,914
Income before income taxes	120,855	169,678
Provision for income taxes	45,409	50,233
Net income	$75,446	$119,445
Diluted earnings per share	$0.47	$0.77
Diluted weighted average shares outstanding	158,962	154,739

Ingram Micro Inc.
Consolidated Statement of Cash Flows
(Amounts in 000s)
(Unaudited)

	Twenty-six Weeks Ended
	June 28, 2014	June 29, 2013
Cash flows from operating activities:
Net income	$75,446	$119,445
Adjustments to reconcile net income to cash provided (used) by operating activities:
Depreciation and amortization	71,089	62,558
Stock-based compensation	16,460	13,957
Excess tax benefit from stock-based compensation	(3,703)	(1,135)
Write-off of assets	8,302	2,277
Gain on sale of land and building	—	(1,045)
Noncash charges for interest and bond discount amortization	1,181	1,131
Deferred income taxes	(5,767)	2,429
Changes in operating assets and liabilities, net of effects of acquisitions:
Trade accounts receivable	593,179	980,723
Inventory	(466,876)	(161,272)
Other current assets	(49,659)	(20,321)
Accounts payable	(568,496)	(650,770)
Change in book overdrafts	78,263	(15,552)
Accrued expenses	(201,703)	(4,410)
Cash provided (used) by operating activities	(452,284)	328,015
Cash flows from investing activities:
Capital expenditures	(40,897)	(39,457)
Sales of marketable securities, net	1,100	1,042
Proceeds from sale of land and building	—	1,169
Cost-based investment	(10,000)	—
Acquisition and earn-out payment, net of cash acquired	(17,367)	(325)
Cash used by investing activities	(67,164)	(37,571)
Cash flows from financing activities:
Proceeds from exercise of stock options	11,511	15,693
Excess tax benefit from stock-based compensation	3,703	1,135
Net proceeds from (repayments of) revolving credit facilities	311,187	(165,263)
Cash provided (used) by financing activities	326,401	(148,435)
Effect of exchange rate changes on cash and cash equivalents	(10,652)	(10,264)
Increase (decrease) in cash and cash equivalents	(203,699)	131,745
Cash and cash equivalents, beginning of period	674,390	595,147
Cash and cash equivalents, end of period	$470,691	$726,892

Ingram Micro Inc.
Supplementary Information
Income from Operations - Reconciliation of GAAP to Non-GAAP Information
(Amounts in Millions)
(Unaudited)

	Thirteen Weeks Ended June 28, 2014
	North America	Europe	Asia-Pacific	Latin America	Stock-based compensation	Consolidated Total

Net Sales	$4,611.0	$3,417.7	$2,359.1	$521.6	$—	$10,909.4

GAAP Operating Income	$72.1	$3.1	$23.7	$8.0	$(8.6)	$98.2
Reorganization, integration and transition costs	16.8	15.4	1.2	0.1	—	33.5
Amortization of intangible assets	9.9	2.9	1.4	0.2	—	14.4
Non-GAAP Operating Income	$98.7	$21.4	$26.3	$8.3	$(8.6)	$146.2

GAAP Operating Margin	1.56%	0.09%	1.00%	1.53%		0.90%
Non-GAAP Operating Margin	2.14%	0.63%	1.12%	1.59%		1.34%

	Thirteen Weeks Ended June 29, 2013
	North America	Europe	Asia-Pacific	Latin America	Stock-based compensation	Consolidated Total

Net Sales	$4,267.9	$3,030.5	$2,549.8	$459.8	$—	$10,308.0

GAAP Operating Income	$70.0	$14.8	$26.0	$9.5	$(6.5)	$113.8
Reorganization, integration and transition costs	7.1	1.7	1.7	0.0	—	10.6
Amortization of intangible assets	7.3	3.0	1.5	0.2	—	12.0
Non-GAAP Operating Income	$84.4	$19.5	$29.2	$9.7	$(6.5)	$136.4

GAAP Operating Margin	1.64%	0.49%	1.02%	2.07%		1.10%
Non-GAAP Operating Margin	1.98%	0.64%	1.15%	2.12%		1.32%

Ingram Micro Inc.
Supplementary Information
Income from Operations - Reconciliation of GAAP to Non-GAAP Information
(Amounts in Millions)
(Unaudited)

	Twenty-six Weeks Ended June 28, 2014
	North America	Europe	Asia-Pacific	Latin America	Stock-based compensation	Consolidated Total

Net Sales	$8,753.1	$6,877.0	$4,648.2	$1,015.1	$—	$21,293.4

GAAP Operating Income	$133.8	$(8.1)	$40.5	$17.0	$(16.5)	$166.6
Reorganization, integration and transition costs	29.9	46.2	3.8	0.6	—	80.5
Amortization of intangible assets	19.6	5.7	2.8	0.4	—	28.6
LCD class action settlement	(6.6)	—	—	—	—	(6.6)
Non-GAAP Operating Income	$176.7	$43.8	$47.1	$18.0	$(16.5)	$269.1

GAAP Operating Margin	1.53%	(0.12)%	0.87%	1.67%		0.78%
Non-GAAP Operating Margin	2.02%	0.64%	1.01%	1.77%		1.26%

	Twenty-six Weeks Ended June 29, 2013
	North America	Europe	Asia-Pacific	Latin America	Stock-based compensation	Consolidated Total

Net Sales	$8,341.8	$6,209.9	$5,097.0	$921.8	$—	$20,570.5

GAAP Operating Income	$136.7	$24.5	$42.3	$15.1	$(14.0)	$204.6
Reorganization, integration and transition costs	11.1	7.4	5.3	0.0	—	23.8
Amortization of intangible assets	14.6	5.8	3.0	0.4	—	23.8
Non-GAAP Operating Income	$162.4	$37.7	$50.6	$15.5	$(14.0)	$252.2

GAAP Operating Margin	1.64%	0.39%	0.83%	1.64%		0.99%
Non-GAAP Operating Margin	1.95%	0.61%	0.99%	1.68%		1.23%

Ingram Micro Inc.
Supplementary Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(Amounts in Millions, except per share data)
(Unaudited)

	Thirteen Weeks Ended June 28, 2014
	Net Income	Diluted Earnings per Share (a)

As Reported Under GAAP	$50.6	$0.32
Reorganization, integration and transition costs	25.9	0.16
Amortization of intangible assets	10.3	0.06
Pan-Europe foreign exchange gain	(0.4)	0.00
Non-GAAP Financial Measure	$86.4	$0.54

	Thirteen Weeks Ended June 29, 2013
	Net Income	Diluted Earnings per Share (a)

As Reported Under GAAP	$69.7	$0.45
Reorganization, integration and transition costs	7.2	0.05
Amortization of intangible assets	8.2	0.05
Pan-Europe foreign exchange loss	0.6	0.00
Non-GAAP Financial Measure	$85.7	$0.55

(a)
Per share impact is calculated by dividing net income amount by the diluted weighted average shares outstanding of 159,185,922 and 154,864,425 for the thirteen weeks ended June 28, 2014 and June 29, 2013, respectively.

Ingram Micro Inc.
Supplementary Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(Amounts in Millions, except per share data)
(Unaudited)

	Twenty-six Weeks Ended June 28, 2014
	Net Income	Diluted Earnings per Share (a)

As Reported Under GAAP	$75.4	$0.47
Reorganization, integration and transition costs	64.8	0.41
Amortization of intangible assets	20.4	0.13
LCD class action settlement	(4.7)	(0.03)
Pan-Europe foreign exchange gain	(1.6)	(0.01)
Non-GAAP Financial Measure	$154.3	$0.97

	Twenty-six Weeks Ended June 29, 2013
	Net Income	Diluted Earnings per Share (a)

As Reported Under GAAP	$119.4	$0.77
Reorganization, integration and transition costs	16.0	0.10
Amortization of intangible assets	15.9	0.10
Pan-Europe foreign exchange gain	(2.4)	(0.01)
Non-GAAP Financial Measure	$148.9	$0.96

(a)
Per share impact is calculated by dividing net income amount by the diluted weighted average shares outstanding of 158,962,173 and 154,739,367 for the twenty-six weeks ended June 28, 2014 and June 29, 2013, respectively.

Ingram Micro Inc.
Addendum to Supplementary Information
Income from Operations - Reconciliation of GAAP to Non-GAAP Information
(Amounts in Millions)
(Unaudited)

In connection with the Company's change in reportable segments, the following tables provide a summary of historical data to conform to the current presentation:

	Thirteen Weeks Ended March 29, 2014
					Stock-based	Consolidated
	North America	Europe	Asia-Pacific	Latin America	compensation	Total
Net Sales	$4,142.1	$3,459.3	$2,289.1	$493.5	$—	$10,384.0

GAAP Operating Income	$61.7	$(11.2)	$16.7	$9.0	$(7.9)	$68.4
Reorganization, integration and transition costs	13.2	30.7	2.7	0.5	—	47.0
Amortization of intangible assets	9.6	2.9	1.4	0.2	—	14.1
LCD settlement	(6.6)	—	—	—	—	(6.6)

Non-GAAP Operating Income	$77.9	$22.4	$20.8	$9.7	$(7.9)	$122.9

GAAP Operating Margin	1.49%	(0.32)%	0.73%	1.82%		0.66%
Non-GAAP Operating Margin	1.88%	0.65%	0.91%	1.97%		1.18%

	Thirteen Weeks Ended December 28, 2013
					Stock-based	Consolidated
	North America	Europe	Asia-Pacific	Latin America	compensation	Total
Net Sales	$4,719.9	$4,047.1	$2,384.3	$681.5	$—	$11,832.8

GAAP Operating Income	$85.5	$62.1	$15.3	$18.4	$(8.7)	$172.6
Reorganization, integration and transition costs	8.6	10.9	5.6	—	—	25.1
Amortization of intangible assets	8.6	2.9	1.4	0.2	—	13.1

Non-GAAP Operating Income	$102.7	$75.9	$22.3	$18.6	$(8.7)	$210.8

GAAP Operating Margin	1.81%	1.53%	0.64%	2.70%		1.46%
Non-GAAP Operating Margin	2.18%	1.88%	0.94%	2.74%		1.78%

	Thirteen Weeks Ended September 28, 2013
					Stock-based	Consolidated
	North America	Europe	Asia-Pacific	Latin America	compensation	Total
Net Sales	$4,305.3	$2,927.3	$2,469.4	$448.6	$—	$10,150.6

GAAP Operating Income	$107.2	$6.2	$22.4	$9.6	$(7.7)	$137.7
Reorganization, integration and transition costs	4.1	5.0	1.5	—	—	10.6
Amortization of intangible assets	7.3	2.7	1.4	0.2	—	11.6
European indirect tax declarations charge	—	5.0	—	—	—	5.0
LCD settlement	(28.5)	—	—	(1.0)	—	(29.5)

Non-GAAP Operating Income	$90.1	$18.9	$25.3	$8.8	$(7.7)	$135.4

GAAP Operating Margin	2.49%	0.21%	0.91%	2.14%		1.36%
Non-GAAP Operating Margin	2.09%	0.65%	1.02%	1.96%		1.33%

	Thirteen Weeks Ended June 29, 2013
					Stock-based	Consolidated
	North America	Europe	Asia-Pacific	Latin America	compensation	Total
Net Sales	$4,267.9	$3,030.5	$2,549.8	$459.8	$—	$10,308.0

GAAP Operating Income	$70.0	$14.8	$26.0	$9.5	$(6.5)	$113.8
Reorganization, integration and transition costs	7.1	1.7	1.7	—	—	10.6
Amortization of intangible assets	7.3	3.0	1.5	0.2	—	12.0

Non-GAAP Operating Income	$84.4	$19.5	$29.2	$9.7	$(6.5)	$136.4

GAAP Operating Margin	1.64%	0.49%	1.02%	2.07%		1.10%
Non-GAAP Operating Margin	1.98%	0.64%	1.15%	2.12%		1.32%

	Thirteen Weeks Ended March 30, 2013
					Stock-based	Consolidated
	North America	Europe	Asia-Pacific	Latin America	compensation	Total
Net Sales	$4,073.8	$3,179.4	$2,547.2	$462.0	$—	$10,262.4

GAAP Operating Income	$66.6	$9.8	$16.2	$5.6	$(7.4)	$90.8
Reorganization, integration and transition costs	4.0	5.6	3.6	—	—	13.2
Amortization of intangible assets	7.3	2.8	1.5	0.2	—	11.8

Non-GAAP Operating Income	$77.9	$18.2	$21.3	$5.8	$(7.4)	$115.8

GAAP Operating Margin	1.63%	0.31%	0.64%	1.21%		0.88%
Non-GAAP Operating Margin	1.91%	0.57%	0.84%	1.26%		1.13%

	Thirteen Weeks Ended December 29, 2012
					Stock-based	Consolidated
	North America	Europe	Asia-Pacific	Latin America	compensation	Total
Net Sales	$4,656.2	$3,658.8	$2,462.2	$602.7	$—	$11,379.9

GAAP Operating Income	$79.5	$57.5	$19.8	$16.6	$(5.4)	$167.9
Reorganization, integration and transition costs	7.2	1.4	0.1	—	—	8.7
Amortization of intangible assets	7.3	4.0	1.0	0.2	—	12.5

Non-GAAP Operating Income	$94.0	$62.9	$20.9	$16.8	$(5.4)	$189.1

GAAP Operating Margin	1.71%	1.57%	0.80%	2.75%		1.48%
Non-GAAP Operating Margin	2.02%	1.72%	0.85%	2.79%		1.66%